As filed with the Securities and Exchange Commission on November 4, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State of Incorporation)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Address of principal executive offices)

2000 Equity Incentive Plan

2000 Non-Employee Directors’ Stock Option Plan

(Full title of the plans)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Common Stock (par value $0.001)	3,450,000 shares	$7.15	$24,667,500	$969.43

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plans covered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on October 28, 2008. The following chart illustrates the calculation of the registration fee.

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate
Title of Shares to be Registered	Registered	Per Share	Offering Price
Shares issuable pursuant to the 2000 Equity Incentive Plan	3,350,000	$7.15	$23,952,500

Shares issuable pursuant to the 2000 Non-Employee Directors’ Stock Option Plan	100,000	$7.15	$715,000

Proposed Maximum Aggregate Offering Price	3,450,000	$7.15	$24,667,500

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective

Part II

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 3,350,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan, and (b) 100,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Non-Employee Directors’ Stock Option Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on December 18, 2007 (File No. 333-148132), December 20, 2006 (File No. 333-139516), June 1, 2006 (File No. 333-134622), June 17, 2005 (File No. 333-125895), January 8, 2004 (File No. 333-111782), July 15, 2003 (File No. 333-107062), June 26, 2003 (File No. 333-106532), October 30, 2001 (File No. 333-72492) and December 4, 2000 (File No. 333-51184) are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(1)	Specimen Common Stock Certificate.

5.1		Opinion of Cooley Godward Kronish LLP.

15.1	(5)	Letter regarding unaudited interim financial information.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	(4)	2000 Non-Employee Directors’ Stock Option Plan, as amended and restated.

99.2	(3)	2000 Equity Incentive Plan, as amended and restated.

(1)                                 Documents incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2003.

(2)                                 Document incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2007.

(3)                                 Document incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 30, 2008.

(4)                                 Document incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2008.

(5)                                 Document incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on November 3, 2008.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ RYAN D. MAYNARD
Ryan D. Maynard
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Ryan D. Maynard, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gower	Chairman of the Board and Chief Executive	November 3, 2008
James M. Gower	Officer (Principal Executive Officer)

/s/ Ryan D. Maynard	Vice President and Chief Financial Officer	November 3, 2008
Ryan D. Maynard	(Principal Financial and Accounting Officer)

/s/ Donald G. Payan	Executive Vice President, Chief Scientific	November 3, 2008
Donald G. Payan	Officer and Director

/s/ Jean Deleage	Director	November 3, 2008
Jean Deleage

/s/ Bradford S. Goodwin	Director	November 3, 2008
Bradford S. Goodwin

/s/ Gary A. Lyons	Director	November 3, 2008
Gary A. Lyons

/s/ Walter H. Moos	Director	November 3, 2008
Walter H. Moos

/s/ Hollings C. Renton	Director	November 3, 2008
Hollings C. Renton

/s/ Peter S. Ringrose	Director	November 3, 2008
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	November 3, 2008
Stephen A. Sherwin

EXHIBITS

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(1)	Specimen Common Stock Certificate.

5.1		Opinion of Cooley Godward Kronish LLP.

15.1	(5)	Letter regarding unaudited interim financial information.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	(4)	2000 Non-Employee Directors’ Stock Option Plan, as amended and restated.

99.2	(3)	2000 Equity Incentive Plan, as amended and restated.

(1)                                 Documents incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2003.

(2)                                 Document incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2007.

(3)                                 Document incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 30, 2008.

(4)                                 Document incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2008.

(5)                                 Document incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 4, 2008.